                                  Exhibit 3
                                  ---------


                                   BY-LAWS

                                     OF

                           PETROLITE CORPORATION
                           ---------------------


                                  ARTICLE I

                                   OFFICES
                                   -------

      Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

      Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II

                         MEETINGS OF STOCKHOLDERS
                         ------------------------

      Section 1. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

      Section 2. An annual meeting of stockholders shall be held on the first Monday in March in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at


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11:00 a.m. or at such other date and time and at such place as may be determined from time to time by resolution adopted by the Board of Directors, when they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

      Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

      Section 4. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question

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brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, facsimile, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

      Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the

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Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution of the Board of Directors or in the By-Laws, includes the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 7. Notice of any meeting of stockholders shall be given either personally or by mail or telegraphic or other written communication, charges and postage prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

      If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon written demand of the stockholder at the principal executive

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office of the Corporation for a period of one (1) year from the date of the giving of such notice.

      Section 8. Attendance of a person at a meeting shall constitute a waiver of notice to such person of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, or objects to the consideration of matters not included in the notice of the meeting.

      Section 9. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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      Section 10. Action may be taken by stockholders either at an annual or special meeting of stockholders, or stockholders may act by written consent.

      Section 11. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or two (2). If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill such vacancy.

      The duties of these inspectors shall be as follows:

            (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

            (b)   Receive votes or ballots;

            (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (d)   Count and tabulate all votes;

            (e)   Determine the result; and

            (f) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

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
      Section 12. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.

      For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided,
                                                              --------
however, if less than 70 days' notice or prior public disclosure of the
- -------
meeting date is given or made to stockholders, notice by the stockholder shall be timely if it is so received not later than the close of business on the 10th day following the day on which such notice of the annual meeting date was mailed or such public disclosure was made.

      A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the

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
Corporation which are owned beneficially by the stockholder, and (d) any material interest of the stockholder in such business.

      No later than the 10th day following the date of receipt of a stockholder notice submitted pursuant to this Section 12, the Chairman of the Board of Directors of the Corporation shall, if the facts warrant, determine and notify the stockholder submitting such notice in writing that such notice was not made in accordance with the time limits and/or other procedures prescribed by the By-Laws. If no such notification is mailed to the stockholder within this ten-day period, the stockholder notice shall be deemed to have been made in accordance with the provisions of this Section 12.

      No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a matter of business was not brought before the meeting in accordance with the provisions of this Section 12, and any such business shall not be transacted.

      Section 13. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action

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by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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
                                 ARTICLE III

                                  DIRECTORS
                                  ---------

      Section 1. The business and property of this Corporation shall be managed and controlled by its Board of Directors, ten (10) in number. Unless the Board of Directors shall otherwise determine, no Director shall stand for re-election after he has attained the age of seventy-two (72) years. Directors need not be stockholders.

      Section 2. The Board of Directors, by majority vote of its members, may at any time and from time to time, appoint one or more Advisory Directors who shall advise and counsel the Board of Directors. Advisory Directors may attend meetings of said Board but without the right to vote on any matter that may come before the Board for consideration. Advisory Directors shall hold office at the pleasure of the Board of Directors; provided, however, that the term of office of any Advisory Director shall expire in any event at the Annual Stockholders' Meeting next following his appointment as an Advisory Director. No Advisory Director shall be appointed or reappointed after he has attained the age of seventy-five (75) years.

      Section 3. The Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 4 of this Article, and each Director elected shall hold office until his successor is elected and qualified.

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      Section 4.  Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

      Section 5. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

      Section 6. Only persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by, or at the direction of, the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors

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at the meeting who complies with the notice procedures set forth in this
Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, if less
                                                    --------  -------
than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder shall be timely if it is so received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

      A stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director
(i)  the name, age, business address and residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or otherwise is required by Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of

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such stockholder, and (ii)  the class and number of shares of the Corporation which are owned beneficially by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information which pertains to the nominee and is required to be set forth in a stockholder's notice of nomination.

      No later than the 10th day following receipt of a stockholder nomination submitted pursuant to this Section 6, the Chairman of the Board of Directors of the Corporation shall, if the facts warrant, determine and notify the stockholder making such nomination in writing that such nomination was not made in accordance with the time limits and/or other procedures prescribed by the By-Laws. If no such notification is mailed to such stockholder within such ten-day period, such nomination shall be deemed to have been made in accordance with the provisions of this Section 6.

      No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws and, if he should so determine, he shall declare to the meeting that the defective nomination shall be disregarded.

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

                   MEETINGS OF THE BOARD OF DIRECTORS
                   ----------------------------------

      Section 7. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

      Section 8. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

      Section 9. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice President or the Secretary on forty-eight (48) hours' notice to each director, either personally or by mail, telephone, telegram or facsimile. Special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of three directors unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner or on like notice on the written request of the sole director.

      Section 10. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically

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

provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
 If only one director is authorized, such sole director shall constitute a quorum. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

      Section 11. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 12. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such

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participation in a meeting shall constitute presence in person at such meeting.

                          COMMITTEES OF DIRECTORS
                          -----------------------

      Section 13. The Board of Directors may at any time and from time to time, create from its membership such committees as the Board may desire.
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, as the Board of Directors at any time and from time to time may delegate.

      Section 14. There shall be a permanent committee of the Board of Directors, which shall be known as the "Executive Committee".

      Section 15. The Executive Committee shall consist of not more than seven (7) members of the Board of Directors of Petrolite Corporation. The Executive Committee may, at any time, and from time to time, by the affirmative vote of a majority of its members, invite any other member of the Board of Directors to meet with the Committee when the advice and counsel of such other Board member is required or deemed desirable. The Chairman of the Executive Committee shall be designated by the Board of Directors. The Secretary of the Corporation shall be the Secretary of the Executive Committee ex-officio.

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

      Section 16. The members of the Executive Committee shall be elected by the Board of Directors at the first meeting of the Board of Directors following the regular Annual Meeting of Stockholders, and shall serve for a period of one (1) year from the date of such election, and until their respective successors are elected and shall qualify; provided, that any member of the Executive Committee shall be subject to removal at any time by a majority vote of the whole Board of Directors.

      Section 17. The Board of Directors may fill vacancies in the Executive Committee by election at any regular or special meeting.

      Section 18. During the interval between the meetings of the Board of Directors the Executive Committee shall possess and may exercise all the powers of the Board of Directors in such management, direction and affairs of the business of the Corporation. The Committee shall not have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws, filling newly created directorships and vacancies on the Board or the Committee, or (unless expressly authorized by resolution of the Board) declaring a dividend or authorizing the issuance of stock.

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

      Section 19. Meetings of the Executive Committee may be held as often as may be necessary on call of the Chairman or of any two members of the Committee. Two days' previous notice of any special meeting shall be given to all members, unless waived in writing by all members of the Committee. Notice may be given by telephone, telegram, facsimile or by mail.

      Section 20. Four (4) members of the Executive Committee shall constitute a quorum for the transaction of business, if the Committee consists of seven (7) members. If the Executive Committee consists of six
(6) members or less, then three (3) members of the Committee shall constitute a quorum. Each member of the Executive Committee shall be entitled to one vote on all matters that may come before the Committee.

      Section 21. All proceedings of the Executive Committee shall be promptly recorded by the Secretary, and a full report thereof made to each member of the Board of Directors. All proceedings of the Executive Committee shall be subject to review, revision and alteration by the Board of Directors; provided, however, that no rights or acts of third parties shall be affected by any such review, revision or alteration.

      Section 22. The Executive Committee may fix its own rules of procedure.

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

      Section 23. The Chairman of the Executive Committee shall preside at all meetings of the Committee, but in his absence any member selected by the Committee shall preside as Temporary Chairman.

      Section 24. The Secretary of the Corporation shall keep the records and minutes of the Executive Committee, and shall in general perform all the duties usually incident to the office of the Secretary of any Executive Committee.

                         COMPENSATION OF DIRECTORS
                         -------------------------

      Section 25. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any Committee thereof, and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              INDEMNIFICATION
                              ---------------

      Section 26. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other

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

than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise

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

against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense, of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable

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

standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this
Section 26.

      (f) The indemnification provided by this Section 26 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or

As Amended 8/14/96                                                Page 22 of 35
was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 26.

      (h) For the purposes of this Section 26, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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

                                 ARTICLE IV

                                  OFFICERS
                                  --------

      Section 1. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice President(s) (any one or more of whom may be designated as Executive, Senior or Group Vice President), a Secretary, a Treasurer and a Controller, all of whom shall be appointed by the Board of Directors. The same person may hold more than one office. The Board of Directors may also designate a chief executive officer and a chief operating officer of the Corporation.

      Section 2. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of any officer under any contract of employment.

      Section 3. The Board of Directors may appoint, and may empower the Chairman of the Board to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

      Section 4. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special

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

meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

      Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on receipt or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

      Section 5. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

      Section 6. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and of the stockholders, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

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

      Section 7. The President shall exercise and perform such powers and duties as may be from time to time assigned to him by the Board of Directors or the Chairman of the Board.

      Section 8. In the absence or disability of the Chairman of the Board, the President shall perform all of the duties of the Chairman of the Board, and when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the Chairman of the Board. In the absence or disability both of the Chairman of the Board and of the President, and until the Board of Directors designates otherwise, the Vice Presidents, if any, shall perform all of the duties of the President, and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chairman of the Board, the President or the By-Laws.

      Section 9. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors and committee meetings, the number of shares present or represented at stockholders meetings, and the proceedings thereof.

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

      The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellations.

      The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

      Section 10. The Treasurer and the Controller shall each have such powers and perform such duties as from time to time may be prescribed for him by the Board of Directors, the Chairman of the Board, the President or by the By-Laws.

                                  ARTICLE V

                           CERTIFICATES OF STOCK
                           ---------------------

      Section 1. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an

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

Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

      Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                 LOST, STOLEN OR DESTROYED CERTIFICATES
                 --------------------------------------

      Section 3. The Board of Directors, the Secretary and the Treasurer each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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

                             TRANSFERS OF STOCK
                             ------------------

      Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                             FIXING RECORD DATE
                             ------------------

      Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                          REGISTERED STOCKHOLDERS
                          -----------------------

      Section 6. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in

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

fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                 ARTICLE VI

                             GENERAL PROVISIONS
                             ------------------

                                  DIVIDENDS
                                  ---------

      Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

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

                                    CHECKS
                                    ------

      Section 3. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers as the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time designate.

      Section 4. To the extent authorized by the Board of Directors or otherwise provided in these By-Laws:

            (a) The President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments on behalf of the Corporation;

            (b) The Board of Directors, the Chairman of the Board, the President or any Vice President may authorize any officer or officers, and any employee or employees or agent or agents of the Corporation or any of its subsidiaries, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                                 FISCAL YEAR
                                 -----------

      Section 5. The fiscal year of the Corporation shall be November 1 through October 31, unless otherwise fixed by resolution of the Board of Directors.

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

                                     SEAL
                                     ----

      Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   NOTICES
                                   -------

      Section 7. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile.

      Section 8. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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

                              ANNUAL STATEMENT
                              ----------------

      Section 9. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                          DELEGATION OF AUTHORITY
                          -----------------------

      Section 10. Pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors hereby delegates, subject to such limitations as the Chairman of the Board or the President may impose, to the officers of the Corporation the management of the day-to-day business and affairs of the Corporation, including authority, provided the transaction is in the ordinary course of the Corporation's business:

            (1) To sell or otherwise dispose of real or personal property for such consideration as deemed proper;

            (2) To purchase or otherwise acquire real or personal property for such consideration as deemed proper;

            (3) To enter into leases of real and personal property as lessor or lessee, subject to the limitation below regarding financing arrangements, and to enter into contracts, obligations and other agreements;

            (4) To enter into any instrument in the name and on behalf of the Corporation;

            (5) To open, maintain, and close checking, savings and other banking accounts, brokerage and other investment accounts, and to deposit, transfer, invest and withdraw funds

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

      to, in and from said accounts, which accounts shall be maintained in the name and on behalf of the Corporation; and

            (6) To do all other such acts and things as are necessary to effectuate the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Corporation.

      The officers shall not, without approval of the Board of Directors of this Corporation:

            (a) Incur indebtedness for borrowed money or otherwise enter into financing arrangements;

            (b) Dispose of any of the Corporation's divisions, subsidiaries or principal product lines, or in any one transaction assets having a value in excess of two percent (2%) of the disposing Corporation's total assets;

            (c) Acquire any corporation, partnership or other entity if the fair value of the consideration paid is in excess of two percent (2%) of the acquiring corporation's total assets; or

            (d) Take any action which would cause this Corporation to be in default of its debt obligations.

                                 ARTICLE VII

                                 AMENDMENTS
                                 ----------

      Section 1. These By-Laws may be altered, amended or rescinded or new By-Laws may be adopted by the Board of Directors.

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

      Section 2. These By-Laws may not be altered, amended or rescinded and new By-Laws may not be adopted by the stockholders of the Corporation except by the vote of the holders of not less than seventy-five percent (75%) of the total shares of stock of the Corporation entitled to vote in the election of directors.

- ----------



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